SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 (Amendment No.     )

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IDT Corporation
(Name of Registrant as Specified in its Charter)

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IDT Corporation 520 Broad Street Newark, NJ 07102 January 30, 2009

Dear Stockholder:

This Information Statement is being distributed to notify the stockholders of record of IDT Corporation, a Delaware corporation (“we,” “us,” “our” or the “Company”) that (A) on December 17, 2008, our Board of Directors (the “Board”) approved, authorized and recommended to our stockholders to amend and restate our Restated Certificate of Incorporation, as amended, (the “Second Restated Certificate of Incorporation”) to effect a one-for-three reverse stock split (the “Reverse Stock Split”) of each of the outstanding shares of our (i) Common Stock, par value $0.01 per share, (ii) Class A Common Stock, par value $0.01 per share, and (iii) Class B Common Stock, par value $0.01 per share (we refer to the Common Stock, Class A Common Stock and Class B Common Stock collectively as the “Capital Stock”), and (B) on January 20, 2009, Mr. Howard S. Jonas, our Chairman of the Board and his affiliates, the record holders of a majority of the aggregate voting power of the Capital Stock, delivered to us a written consent in lieu of a special meeting of stockholders representing approximately 71% of the voting power of the Capital Stock, approving the adoption of the Second Restated Certificate of Incorporation (the “Written Consent”).

This Information Statement is being mailed on or about February 3, 2009, to the holders of record of our Capital Stock on the close of business January 20, 2009 (the “Record Date”). This Information Statement is being distributed to you, our stockholders, in accordance with the requirements of Section 228(e) of the Delaware General Corporation Law (“DGCL”) and Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and serves as the notice of corporate action by written consent that is required by DGCL Section 228. You are urged to review this Information Statement for a more complete description of the Reverse Stock Split.

The Second Restated Certificate of Incorporation will not become effective until at least 20 calendar days following the date on which this Information Statement was first sent to our stockholders. We expect to consummate the Reverse Stock Split by filing the Second Restated Certificate of Incorporation with the Delaware Secretary of State on or about February 20, 2009, subject to prior abandonment of the Reverse Stock Split as may be decided upon in the discretion of the Board.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s issued and outstanding Capital Stock, your vote or consent is not requested or required to approve these matters. This Information Statement is provided solely for your information.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Executive Vice President, General Counsel and Corporate Secretary

IDT Corporation

520 Broad Street

Newark, NJ 07102

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY THE HOLDERS OF A MAJORITY OF OUR CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

About this Information Statement

This Information Statement is being furnished by IDT Corporation, in connection with action taken by Mr. Howard S. Jonas, our Chairman of the Board and, along with his affiliates, record holders of a majority of the aggregate voting power of all the outstanding and issued shares of Capital Stock, approving, by written consent dated January 20, 2009, the adoption of the Second Restated Certificate of Incorporation, which, among other things, will effect the Reverse Stock Split (the “Written Consent”), in accordance with Section 228 of the DGCL. The Second Restated Certificate of Incorporation was approved by the Company’s Board and recommended to our stockholders on December 17, 2008.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the voting power of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. This Information Statement is being furnished, pursuant to the requirements of Rule 14c-2 of the Exchange Act, to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Second Restated Certificate of Incorporation and Reverse Stock Split. The Board has fixed the close of business on January 20, 2009 as the record date for the determination of stockholders entitled to notice of the action by written consent. This Information Statement is first being mailed on or about February 3, 2009 to our stockholders of record as of the Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholder can be taken no sooner than 20 calendar days after this Information Statement is mailed to the Company’s stockholders. Accordingly, following the expiration of such 20-day period, we anticipate filing the Second Restated Certificate of Incorporation, implementing the Reverse Stock Split in the manner so authorized with the Delaware Secretary of State on or about February 20, 2009, subject to the prior abandonment of the Reverse Stock Split as may be determined in the Board’s discretion.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Capital Stock held of record by them.

Our principal executive offices are located at 520 Broad Street, Newark, NJ 07102, and our telephone number is (973) 438-1000.

REVERSE STOCK SPLIT

General

The Board and stockholders of the Company holding a majority of the total voting rights for all outstanding and issued shares of Capital Stock have authorized the Board to file the Second Restated Certificate of Incorporation to (i) incorporate all amendments to our Restated Certificates of Incorporation that were filed on July 3, 2000, April 18, 2006 and December 14, 2006 and (ii) effect the Reverse Stock Split.

Voting and Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the voting power of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by at least a majority of the outstanding voting power of our shares of Capital Stock present and voting on the matter at a meeting would be required to approve the Reverse Stock Split, which approval has been duly secured by the Written Consent executed and delivered to us by Mr. Jonas and his affiliates.

On January 20, 2009, there were issued and outstanding: (i) 14,098,164 shares of our Common Stock, entitled to one vote per share, (ii) 9,816,988 shares of our Class A Common Stock (which is neither publicly traded nor listed on any exchange, but is convertible into Common Stock on a one-for-one basis), entitled to three votes per share, share, and (iii) 51,774,052 shares of our Class B Common Stock, entitled to one-tenth of a vote per share. On January 20, 2009, Mr. Jonas, Jonas Family Limited Partnership, Howard S. Jonas 2007 Annuity Trust, Jonas Foundation, and Howard S. and Deborah Jonas Foundation, Inc. were the record holders of the Capital Stock set forth in footnote 1 of the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” section below, representing approximately 71% of the combined voting power of the Company’s Capital Stock. Accordingly, the Written Consent executed by Mr. Jonas and his affiliates pursuant to DGCL Section 228 and delivered to us is sufficient to approve the Reverse Stock Split and the adoption of the Second Restated Certificate of Incorporation and requires no further stockholder vote or other action.

The Board authorized the adoption of the Second Restated Certificate of Incorporation and the Reverse Stock Split of our Common Stock, Class A Common Stock and Class B Common Stock on December 17, 2008.

Effective Date

The effective date of the Reverse Stock Split (the “Effective Date”), if implemented by the Board, will be the date and time on which the Second Restated Certificate of Incorporation is accepted and recorded by the Delaware Secretary of State in accordance with Section 103 of the DGCL, which is anticipated to be on or about February 20, 2009, but in no case will the Effective Date be earlier than twenty calendar days after the date this Information Statement is first mailed to our stockholders.

Pursuant to the Written Consent, if, at any time prior to the filing of the Second Restated Certificate of Incorporation, the Board, in its discretion, determines that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders, the Reverse Stock Split may be abandoned, without any further action by our stockholders.

REASONS FOR THE REVERSE STOCK SPLIT

The Board authorized the Reverse Stock Split of our Capital Stock with the primary intent of increasing the per share trading price of our Common Stock and Class B Common Stock, which are publicly traded and listed on the New York Stock Exchange (“NYSE”) under the symbols “IDTC” and “IDT,” respectively. The Reverse Stock Split would be intended to satisfy compliance with the NYSE’s price criteria for continued listing. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Stock Split would be in the Company’s and our stockholders’ best interests.

On September 30, 2008 and October 8, 2008, the Company received notices from the NYSE that it was no longer in compliance with the market capitalization threshold and the $1.00 minimum price requirement, respectively, required for continued listing. The Company submitted to the NYSE a plan intended to achieve compliance within the market capitalization threshold during the 18-month time period specified by the NYSE rules. In a letter dated December 19, 2008, the NYSE informed IDT that it had accepted IDT’s business plan submission to regain compliance by March 2010. The continued listing is subject to quarterly reviews of IDT’s progress toward satisfying the interim goals and milestones outlined in IDT’s NYSE submission. Failure of IDT to meet these interim objectives would result in IDT being subject to NYSE trading suspension.

Subject to the outcome of the quarterly reviews by the NYSE, the Company has until April 8, 2009 for both its Common Stock and Class B Common Stock to meet the NYSE’s requirement that each class have a $1.00 closing price on April 8, 2009 and that each class achieve a $1.00 average closing price over the preceding thirty trading days in order to avoid suspension and delisting. On January 29, 2009, the closing price per share of our Common Stock and Class B Common Stock on the NYSE was $0.34 and $0.31, respectively. A higher price per share may allow the Company to continue to have its Common Stock and Class B Common Stock be listed on the NYSE.

We also believe that the Reverse Stock Split could make our Common Stock and Class B Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock and Class B Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. However, some investors may view the Reverse Stock Split negatively since it reduces the number of shares of Common Stock and Class B Common Stock available in the public market.

As mentioned above, reducing the number of outstanding shares of our Capital Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock and Class B Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock and Class B Common Stock. As a result, there can be no assurances that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock and Class B Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock and Class B Common Stock will not decrease in the future.

EFFECTS OF REVERSE STOCK SPLIT

General

The principal result of the Reverse Stock Split will be to decrease proportionately the number of outstanding shares of our Capital Stock based on the one-for-three split ratio. Our Common Stock and Class B Common Stock are currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock and Class B Common Stock under the Exchange Act or the listing of our Common Stock or Class B Common Stock on the NYSE (other than in the manner described in “Reasons for the

Reverse Stock Split” above). Following the Reverse Stock Split, our Common Stock and Class B Common Stock will continue to be listed on the NYSE under the symbols “IDTC” and “IDT”, respectively, although each will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Capital Stock will not be affected by the Reverse Stock Split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares of any class of our Capital Stock immediately prior to the Effective Date will generally continue to hold 2.0% of the voting power of the outstanding shares of such class of our Capital Stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split, except to the extent stockholders are cashed out due to fractional ownership. If implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of a class of our Capital Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effect on Authorized Shares

As of January 20, 2009, our authorized capital stock consisted of (i) 100,000,000 shares of Common Stock, (ii) 35,000,000 shares of Class A Common Stock, (iii) 200,000,000 shares of Class B Common Stock, and (iv) 10,000,000 shares of Preferred Stock (no shares of Preferred Stock are issued and outstanding). The Reverse Stock Split will not affect the number of our authorized shares of our capital stock. Accordingly, the number of authorized but unissued shares of Capital Stock will increase following the Reverse Stock Split.

Effect on Outstanding Shares

As of January 20, 2009, there were 14,098,164 shares of our Common Stock, 9,816,988 shares of our Class A Common Stock and 51,774,052 shares of our Class B Common Stock issued and outstanding (excluding treasury shares). Based on the number of shares of each of our Common Stock, Class A Common Stock and Class B Common Stock currently issued and outstanding, immediately following the completion of the one-for-three Reverse Stock Split, there would be approximately 4,699,388 shares of our Common Stock, 3,272,329 shares of our Class A Common Stock, and 17,258,017 shares of our Class B Common Stock issued and outstanding. Shares of Capital Stock held in treasury will also be adjusted based on the one-for-three split ratio. Our Board does not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of the Rule 13e-3 of the Exchange Act.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who otherwise would hold fractional shares because the number of shares of Capital Stock (excluding restricted shares of Common Stock and Class B common stock) they held before the Reverse Stock Split would not be evenly divisible based upon the one-for-three split ratio will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. Such cash payment shall be determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of such class then held on the Effective Date by the holder, and (ii) the average of the high and low trading prices of the Company’s Common Stock (for Common Stock and Class A Common Stock) or Class B Common Stock (for Class B Common Stock) on NYSE during regular trading hours for the 5 trading days immediately preceding the Effective Date, as adjusted for the split ratio.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Effect on Our Stock Plans

As of January 20, 2009, there were outstanding options to purchase 6,340,097 shares of Class B common stock and 5,205,034 shares of restricted Class B common stock and 2,650,000 shares of restricted Common Stock as to which the forfeiture restrictions had not lapsed, issued pursuant to our 1996 Stock Option and Incentive Plan, as amended, and our 2005 Stock Option and Incentive Plan, as amended (the “2005 Plan” and together with the 1996 Stock Option and Incentive Plan, as amended, the “Stock Plans”) and outside of our Stock Plans. Under our Stock Plans, in the event of a Reverse Stock Split, the Compensation Committee of our Board (the “Compensation Committee”) shall adjust proportionately (i) the number of shares that may thereafter be issued in connection with awards, (ii) the number to be issued in respect of outstanding awards and (iii) the exercise price, grant price or purchase price relating to any award; provided, however, that all fractional shares resulting from such adjustment shall be eliminated with no compensation. Such adjustments shall also be made to options and restricted stock granted outside of the Stock Plans.

On December 31, 2008, the Compensation Committee approved such a proportional adjustment, as of the Effective Date. In connection with the Reverse Stock Split, the Compensation Committee will implement only applicable technical, conforming changes to the Stock Plans, including ratably reducing the authorized shares of Common Stock and Class B Common Stock available for awards under the Stock Plans. For example, based upon the Reverse Stock Spilt, the one-for-three split ratio, the 3,512,386 authorized and unissued shares of Class B Common Stock under our 2005 Plan would be adjusted to 1,170,795 shares and the 350,000 authorized and unissued shares of Common Stock under our 2005 Plan would be adjusted to 116,666 shares. In addition, the exercise price for each stock option would be increased by 3 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of Class B Common Stock, exercisable at $2.00 per share, would be adjusted as a result of the one-for-three Reverse Split into an option exercisable for 1,000 shares of Class B Common Stock at an exercise price of $6.00 per share.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of each class of our Capital Stock will remain $0.01 per share. As a result of the Reverse Stock Split, on the Effective Date, the stated capital on our balance sheet attributable to each class of our Capital Stock, respectively, will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Effect on Certificated Shares—Exchange of Stock Certificates

Following the Reverse Stock Split, stockholders holding certificated shares will be required to exchange their stock certificates for new stock certificates (“New Stock Certificates”) representing the appropriate number of shares of the applicable class of our Capital Stock resulting from the Reverse Stock Split. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by American Stock Transfer & Trust Company, our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of the applicable class of our Capital Stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for New Stock Certificates.

YOU SHOULD NOT SEND YOUR OLD STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued a New Stock Certificate and payment for any fractional shares.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Date to represent the number of full shares of the applicable class of our Capital Stock resulting from the Reverse Stock Split. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a New Stock Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Effect on Beneficial Holders

Upon the Reverse Split, the Company intends to treat stockholders holding the Common Stock and Class B Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as certificated stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Common Stock and Class B Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to us and to holders of our Capital Stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired shares of our Capital Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF CAPITAL STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of shares of our Capital Stock pursuant to the Reverse Stock Split will be as follows:

1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of Capital Stock);

2. the holder’s aggregate tax basis of the Capital Stock received pursuant to the Reverse Stock Split, including any fractional share of the Capital Stock not actually received, should be equal to the aggregate tax basis of such holder’s Capital Stock surrendered in exchange therefor;

3. the holder’s holding period for the Capital Stock received pursuant to the Reverse Stock Split should include such holder’s holding period for the Capital Stock surrendered in exchange therefor;

4. cash payments received by the holder for a fractional share of Capital Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

5. the Company should not recognize gain or loss as a result of the Reverse Stock Split.

Dissenters’ Rights of Appraisal

Neither the Company’s Restated Certificate of Incorporation, as amended, nor the DGCL provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of (i) the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock), (ii) the Company’s Class B Common Stock, and (iii) Common Stock of IDT Telecom, Inc. (and Class A Common Stock of IDT Telecom, assuming conversion of all shares of Class A Common Stock into Common Stock of IDT Telecom), a privately held subsidiary of the Company, by (A) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock (and Class A Common Stock, on an as-converted basis) or the Class B Common Stock of the Company, (B) each of the Company’s directors, the Chief Executive Officer, the Chief Financial Officer and our fiscal 2008 named executive offices (as defined in Section 402 of Regulation S-K of the Securities Act of 1933, as amended) and (C) all directors, executive officers and named executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information is given as of January 20, 2009 and, in the case of percentage ownership information, is based on the following amount of outstanding shares: (i) 23,915,152 shares of Common Stock (assuming conversion of all 9,816,988 currently outstanding shares of Class A Common Stock into Common Stock); (ii) 51,774,052 shares of Class B Common Stock; and (iii) 157,500 shares of Common Stock of IDT Telecom (assuming the conversion of all 150,000 shares of Class A Common Stock of IDT Telecom into Common Stock of IDT Telecom).

Name	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerd	Number of Shares of Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom
Howard S. Jonas Chairman of the Board 520 Broad Street Newark, NJ 07102	14,292,130	(1)	59.8%	5,481,944	(1)	10.6%	70.8%	157,500	(22)	100%
Barclays Global Investors, N.A. 400 Howard Street San Francisco, CA 94105	—		—	3,608,979	(2)	7.0%	*	—		—
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	1,376,340	(2)	9.8%	4,409,149	(2)	8.5%	3.7%	—		—
Fairholme Capital Management, L.L.C. 51 JFK Parkway Short Hills, NJ 07078	927,900	(3)	6.6%	3,119,800	(2)	6.0%	2.5%	—		—
Kahn Brothers & Co., Inc. 555 Madison Avenue, 22nd Floor New York, NY 10022	2,593,497	(2)	18.4%	—		—	5.3%	—		—
Mihaljevic Capital Management, L.L.C. 141 East 56th Street, Suite 9K New York, NY 10022	1,201,979	(4)	8.5%	—		—	2.5%	—		—
Renaissance Technologies Corp. 800 Third Avenue, 33rd Floor New York, NY 10022	—		—	3,171,178	(2)	6.1%	*	—		—
James A. Courter Chief Executive Officer and Vice Chairman of the Board of Directors	—		—	4,238,284	(5)	7.8%	*	158,202	(23)	100%
Bill Pereira Chief Financial Officer and Treasurer	—		—	24,917	(6)	*	*	—		—
Stephen R. Brown Former Chief Financial Officer and Treasurer(7)	1,000	(6)	*	206,693	(8)	*	*	87	(24)	*
Marc J. Oppenheimer Former Executive Vice President & Chief Operating Officer, Chief Financial Officer and Treasurer(9)	—		—	13,125	(10)	*	*	—		—
Liore Alroy Executive Vice President and Chairman of Executive Committee	—		—	11,928	(11)	*	*	—		—
Marc E. Knoller Executive Vice President	—		—	260,409	(12)	*	*	234	(24)	*
Morris Lichtenstein Former Executive Vice President of Telecom and Former Chief Operating Officer(13)	—		—	327,386	(14)	*	*	—		—
Mikhail Leibov Former Executive Vice President of Business Development(15)	—		—	3,357	(16)	*	*	—		—
Eric F. Cosentino	—		—	26,732	(17)	*	*	—		—
James R. Mellor	—		—	81,875	(18)	*	*	—		—
Judah Schorr	—		—	41,875	(19)	*	*	—		—
All directors, Named Executive Officers and other executive officers as a group (19 persons)	14,308,150	(20)	59.8%	11,582,430	(21)	20.8%	71.3%	158,850	(25)	99.8%

*	Less than 1%.

d	Voting power represents combined voting power of Common Stock (one vote per share), Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.
(1)	Consists of an aggregate of 9,816,988 shares of Class A Common Stock, 4,475,142 shares of Common Stock and 5,481,944 shares of Class B Common Stock, consisting of (i) 8,697,418 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 19,570 shares of Class A Common Stock held by the Jonas Family Limited Partnership, (iii) 1,100,000 shares of Class A Common Stock held by Howard S. Jonas 2007 Annuity Trust, (iv) 825,142 shares of Common Stock beneficially owned by the Jonas Foundation, (v) 1,000,000 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (vi) 2,650,000 restricted shares of Common Stock held by Mr. Jonas directly, (vii) 301,377 shares of Class B Common Stock held by Mr. Jonas directly, (viii) 900,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, Inc., (ix) 19,570 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (x) an aggregate of 28,020 shares of Class B Common Stock beneficially owned by custodial accounts for the benefit of the children of Mr. Jonas and directly by a child of Mr. Jonas, (xi) 700,000 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 2007 Annuity Trust, (xii) 3,529,282 restricted shares of Class B Common Stock held by Mr. Jonas directly, and (xiii) 3,695 shares of Class B Common Stock held by Mr. Jonas in his 401(k) plan as of December 31, 2008. Mr. Jonas is the General Partner of the Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, each of the Trusts of the Howard S. Jonas 1996 Annuity Trust Agreement and the Howard S. Jonas 2007 Annuity Trust and as the custodian of the custodial accounts. Does not include an aggregate of 3,134, 284 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, as Mr. Jonas does not exercise or share investment control over these shares.
(2)	According to Schedule 13F filed with the Securities and Exchange Commission calculating the number of shares as of September 30, 2008.
(3)	According to Schedule 13G filed with the Securities and Exchange Commission calculating the number of shares as of October 31, 2008.
(4)	According to Schedule 13G filed with the Securities and Exchange Commission calculating the number of shares as of September 18, 2008.
(5)	Consists of (a) 260,000 shares of Class B Common Stock held by Mr. Courter directly, (b) 1,200,772 restricted shares of Class B Common Stock held by Mr. Courter directly, (c) 4,078 shares of Class B Common Stock held by Mr. Courter in his 401(k) Plan as of December 31, 2008 and (d) 2,773,434 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(6)	Consists of (a) 1,367 restricted shares of Class B Common Stock held by Mr. Pereira directly, (b) 2,000 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (c) 1,106 shares of Class B Common Stock held by Mr. Pereira in his 401(k) Plan as of December 31, 2008 and (d) 20,444 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7)	Mr. Brown served as Chief Financial Officer and Treasurer of the Company from January 2008 to January 2009.
(8)	Consists of (a) 1,000 shares of Common Stock and 1,000 shares of Class B Common Stock held by Mr. Brown directly, (b) 127,024 restricted shares of Class B Common Stock held by Mr. Brown directly, (c) 3,745 shares of Class B Common Stock held by Mr. Brown in his 401(k) Plan as of December 31, 2008 and (d) 74,924 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9)	Mr. Oppenheimer served as an Executive Vice President, the Chief Financial Officer and Treasurer of the Company from August 27, 2007 to January 3, 2008 and as the Chief Operating Officer of the Company from January 3, 2008 to April 30, 2008.
(10)	Consists of restricted shares of Class B Common Stock held by Mr. Oppenheimer directly as of October 22, 2008.

(11)	Consists of 11,928 restricted shares of Class B Common Stock held by Mr. Alroy directly.
(12)	Consists of (a) 10,000 shares of Class B Common Stock held by Mr. Knoller directly, (b) 24,639 restricted shares of Class B Common Stock held by Mr. Knoller directly, (c) 6,184 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (d) 4,002 shares of Class B Common Stock held by Mr. Knoller in his 401(k) Plan as of December 31, 2008 and (e) 215,584 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(13)	Mr. Lichtenstein served as the Chief Operating Officer of the Company from January 30, 2006 to October 24, 2007, and as the Company’s Executive Vice President of Telecom from October 24, 2007 to April 1, 2008. Mr. Lichtenstein also served as the Chief Executive Officer of IDT Telecom, Inc., a wholly owned subsidiary of the Company.
(14)	Consists of (a) 6,631 shares of Class B Common Stock purchased pursuant to the Company’s Employee Stock Purchase Plan, (b) 316,170 restricted shares of Class B Common Stock held by Mr. Lichtenstein directly and (c) 4,585 shares of Class B Common Stock held by Mr. Lichtenstein in his 401(k) Plan. All information is as of October 22, 2008.
(15)	Mr. Leibov served as the Executive Vice President of Business Development of the Company from June 19, 2007 to April 1, 2008.
(16)	Consists of shares of Class B Common Stock held by Mr. Leibov in his 401(k) Plan as of October 22, 2008.
(17)	Consists of restricted shares of Class B Common Stock held by Mr. Cosentino directly.
(18)	Consists of (a) 41,875 restricted shares of Class B Common Stock held by Mr. Mellor directly and (b) 40,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(19)	Consists of restricted shares of Class B Common Stock held by Mr. Schorr directly.
(20)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and 15,020 shares of Common Stock held directly by executive officers not named in the table above.
(21)	Consists of the shares and options set forth above with respect to the Named Executive Officers and directors named in the table above and the following additional amounts held by those persons serving as executive officers as of the date of the filing of this Proxy Statement that are not named in the table above: (a) 90,805 shares of Class B Common Stock held directly by certain executive officers, (b) 15,984 shares of Class B Common Stock held in certain executive officers’ 401(k) plans as of December 31, 2008, (c) 74,846 restricted shares of Class B Common Stock held directly by certain executive officers, (d) 6,760 shares of Class B Common Stock purchased by certain executive officers pursuant to the Company’s Employee Stock Purchase Plan and (e) 675,510 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days.
(22)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Jonas by virtue of his voting control of the Company. Mr. Jonas disclaims beneficial ownership of these shares.
(23)	Consists of 157,500 shares of Common Stock of IDT Telecom, Inc. held by the Company, which may be deemed beneficially owned by Mr. Courter by virtue of his position of Chief Executive Officer of the Company. Mr. Courter disclaims beneficial ownership of these shares. Also includes 702 shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(24)	Consists of shares of Common Stock of IDT Telecom, Inc. issuable upon the exercise of stock options exercisable within 60 days.
(25)	Consists of the shares and options set forth above with respect to the executive officers and directors named in the table above and 327 shares of Common Stock of IDT Telecom issuable upon the exercise of stock options exercisable within 60 days by certain executive officers not named in the table above.

FORWARD-LOOKING STATEMENTS

This Information Statement, as well as other public documents and statements of the Company referred to herein, may contain forward-looking statements that involve risks and uncertainties, which are based on the beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations and estimates (whether qualitative or quantitative) as to:

•	our consummation of the Reverse Stock Split and its expected terms and conditions, as well as the timing, of such transaction;

•

the intended benefits of the Reverse Stock Split, including that it is in the best interests of the Company’s stockholders, should increase the per share trading price of the Company’s Common Stock and Class B Common Stock, should make such stock more attractive to a broader range of institutional and other investors and would be intended to satisfy our compliance with the NYSE’s price criteria for continued listing; and

•	the market’s near and long term reaction to the Reverse Stock Split.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as “estimates,” “objectives,” “visions,” “projects,” “forecasts,” “focus,” “drive towards,” “plans,” “targets,” “strategies,” “opportunities,” “drivers,” “believes,” “intends,” “outlooks,” “initiatives,” “expects,” “scheduled to,” “anticipates,” “seeks,” “may,” “will,” or “should” or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are advised, however, to consult any additional disclosures the Company made or may make in its Annual Report on Form 10-K for the fiscal year ended July 31, 2008, which the Company filed with the SEC on October 14, 2008, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC in 2008 and 2007 (which, among other places, can be found on the SEC’s website at http://www.sec.gov, as well as on the Company’s website at www.idt.net). The information available from time to time on such websites shall not be deemed incorporated by reference into this Information Statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:

•	difficulties, delays, unanticipated costs or our inability to consummate the Reverse Stock Split on the expected terms and conditions or timeline;

•

difficulties, delays or the inability to increase the per share trading price of our Common Stock or Class B Common Stock as a result of the Reverse Stock Split, including future decreases in the price of our Common Stock or Class B Common Stock due to, among other things, the announcement of the Reverse Stock Split or our inability to make such stock more attractive to a broader range of institutional or other investors, such as due to investors viewing the Reverse Stock Split negatively or due to future financial results, market conditions, the market perception of our business or other factors adversely affecting the market price of our Common Stock or Class B Common Stock, notwithstanding the Reverse Stock Split or otherwise, or our stock price being insufficient to regain compliance with the NYSE’s price criteria for continued listing; or

•

unanticipated negative reactions to the Reverse Stock Split or unanticipated circumstances or results that could negatively affect interest in our Common Stock or Class B Common Stock by the investment community.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Bill Ulrey, IDT Corporation External Affairs, 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-3838. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about IDT at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

January 30, 2009	BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason Executive Vice President, General Counsel and Corporate Secretary

Exhibit A

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

IDT CORPORATION

IDT CORPORATION, a Delaware corporation (the “Corporation”), the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on December 22, 1995, HEREBY CERTIFIES:

FIRST: The Second Restated Certificate of Incorporation, amending and restating the Restated Certificate of Incorporation of the Corporation as set forth in Article FOURTH, was duly authorized by the Corporation’s Board of Directors and adopted by written consent of the Corporation’s stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Second Restated Certificate of Incorporation, each three (3) shares of the Corporation’s (i) Common Stock, par value $0.01 per share (“Common Stock”), (ii) Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), (iii) Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), and (iv) Preferred Stock, par value $0.01 per share (“Preferred Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, Class A Common Stock, Class B Common Stock, and Preferred Stock, respectively, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, shall, with respect to such fractional share interests, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, upon the surrender of the stockholders’ Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. No certificates representing fractional shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be (the “Old Certificates”), shall thereafter represent that number of shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, into which the shares of Common Stock, Class A Common Stock, Class B Common Stock, or Preferred Stock, as the case may be, represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

THIRD: The Second Restated Certificate of Incorporation shall become effective upon filing.

FOURTH: That the Second Restated Certificate of Incorporation, as amended and restated hereby, reads in its entirety as follows:

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

IDT CORPORATION

FIRST: The name of the Corporation is IDT Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is three hundred and forty five million (345,000,000) shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0l per share (“Common Stock”), (b) 35,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Stock”), (c) 200,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”, and collectively, such Common Stock, Class A Stock and Class B Stock are referred to herein as the “Common Shares”), and (d) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

1.	Preferred Stock

The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

(a)	the designation of such series, the number of shares to constitute such series, and the stated value thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d)	whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares of such series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e)	the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation, and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock;

(f)	whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class A Stock, the Class B Stock or shares of stock of any other class or any other series of this class;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations of restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of anyone series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of anyone series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

2.	Common Stock and Class A Stock

(a)	General. Except as hereinafter expressly set forth in Section 2, and subject to the rights and preferences of the holders of Preferred Stock at any time outstanding, the Class A Stock, Class B Stock and the Common Stock, all of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.

(b)	Voting Rights. Except as otherwise provided in this Second Restated Certificate of Incorporation or as expressly provided by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the Common Shares have exclusive voting rights on all matters requiring a vote of the Corporation.

The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class A Stock shall be entitled to three votes per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class B Stock shall entitled to one-tenth (1/10) of a vote per share on all matters to be voted on by the stockholders of the Corporation.

Except as otherwise provided in this Second Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Class A Stock, the holders of shares of Class B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)

(1) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Second Restated Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock, holders of Class B Stock and holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of any of the Class A Stock, the Class B Stock or the Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other classes of common stock; provided further, however, that a dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock, in Class B Stock to holders of Class B Stock and in Common Stock to holders of Common Stock if the number of shares paid per share to holders of Class A Stock, to holders of Class B Stock and to holders of Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock, Class B Stock or Common Stock, the outstanding shares of the other classes of common stock shall be subdivided, combined or reclassified proportionately in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.

(2) Consideration in Merger and Similar Transactions. The Corporation shall not be a party to a merger, consolidation, binding share exchange, recapitalization, reclassification or similar transaction (whether or not the Corporation is the surviving or resulting entity) (an “Extraordinary Transaction”), unless the per share consideration, if any, that the holders of Common Stock and Class B Stock receive in connection with such Extraordinary Transaction or are entitled to elect to receive in such Extraordinary Transaction is the same as the per share consideration that the holders of the other of such classes of common stock are entitled to receive or elect to receive in connection with the Extraordinary Transaction.

(d)	Optional Conversion.

(1) The shares of Common Stock and Class B Stock are not convertible into or exchangeable for shares of Class A Stock.

(2) Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.

(3) Each share of Class B Stock may be converted, at any time and at the option of the Corporation, into one fully paid nonassessable share of Common Stock provided that all shares of Class B Stock are so converted.

(e)	Mandatory Conversion.

(1) Upon a Transfer by a Holder, other than to a “Permitted Transferee” of such Holder, shares of Class A Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

(2) For purposes of this Section 2(e):

A “Permitted Transferee” of a Holder shall mean, the following:

(i) In the case of any Holder, the Corporation or any one or more of its directly or indirectly wholly owned subsidiaries;

(ii) In the case of a Holder who is a natural person:

(A) The spouse of such Holder (the “Spouse”), any lineal ancestor of such Holder or of the Spouse, and any person who is a lineal descendant of a grandparent of such Holder or of the Spouse, or a spouse of any such lineal descendent or such lineal ancestor (collectively, the “Family Members”);

(B) A trust (including a voting trust) exclusively for the benefit of one or more of (x) such Holder, (y) one or more of his or her Family Members or (z) an organization to which contributions are deductible under 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision (the “Internal Revenue Code”) or for estate or gift tax purposes (a “Charitable Organization”); provided that such trust may include a general or special power of appointment for such Holder or Family Members (a “Trust”); provided, further, that if by reason of any change in the beneficiaries of such Trust, such Trust would not have qualified, at the time of the Transfer of Class A Stock to such Trust (for purposes of this sub-paragraph (B), the “Transfer Date”), as a Permitted Transferee, all shares of Class A

Stock so transferred to such Trust shall, effective on the date of such change of beneficiary, be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock;

(C) A Charitable Organization established solely by one or more of such Holder or a Family Member;

(D) An Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Holder is a participant or beneficiary, provided that such Holder has the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an “IRA”);

(E) A pension, profit sharing, stock bonus or other type of plan or trust of which such Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401(k) of the Internal Revenue Code, provided that such Holder has the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust (a “Plan”);

(F) Any corporation or partnership directly or indirectly controlled, individually or as a group, only by such Holder and/or any of his Permitted Transferees as determined under this clause (ii); provided that if by reason of any change in the direct or indirect control of such corporation or partnership, such corporation or partnership would not have qualified, at the time of the Transfer of Class A Stock to such corporation or partnership, as a Permitted Transferee of such Holder, all shares of Class A Stock so transferred to such corporation or partnership shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

(G) The estate, executor, executrix or other personal representative, custodian, administrator or guardian of such Holder.

(iii) In the case of a Holder holding the shares of Class A Stock in question as trustee of an IRA, a Plan or a Trust, “Permitted Transferee” means (x) the person who transferred Class A Stock to such IRA, such Plan or such Trust, (y) any Permitted Transferee of any such person determined pursuant to this Section 2(e) and (z) any successor trustee or trustees in such capacity of such IRA, such Plan or such Trust;

(iv) In the case of a Holder which is a partnership, “Permitted Transferee” means any other person, directly or indirectly controlling, controlled by or under direct or indirect common control with such partnership, provided that, if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such partnership, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control, be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock;

(v) In the case of a Holder which is a corporation (other than a Charitable Organization) “Permitted Transferee” means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such corporation; provided that if by reason of any change in the direct or indirect control of such person, such person would not have qualified, at the time of the Transfer of the Class A Stock to such person, as a Permitted Transferee of such corporation, all shares of Class A Stock so transferred to such person shall, effective on the date of such direct or indirect change in control be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock, and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

(vi) In the case of a Holder which is the estate of a deceased Holder or who is the executor, executrix or other personal representative, custodian or administrator of such Holder, or guardian of a disabled or adjudicated incompetent Holder or which is the estate of a bankrupt or insolvent Holder, which owns the shares of Class A Stock in question, “Permitted Transferee” means a Permitted Transferee of such deceased, or adjudicated incompetent, disabled, bankrupt or insolvent Holder as otherwise determined pursuant to this Section 2(e).

As used in this Section 2(e), the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the controlled person or entity.

As used in this Section 2(e), the term “Holder” means any holder of Class A Stock or of the proxy to vote shares of Class A Stock.

As used in this Section 2(e), the term “person” shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

Each joint owner of shares or owner of a community property interest in shares of Class A Stock shall be considered a “Holder” of such shares. A minor for whom shares of Class A Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Holder of such shares.

As used in this Section 2(e), a “Transfer” shall mean any type of transfer of shares of Class A Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise, and shares of Class A Stock shall refer to either (i) such shares of Class A Stock so transferred, (ii) the power to vote such shares so transferred or (iii) shares of Class A Stock for which the power to vote was so transferred, as the case may be.

(3) Notwithstanding anything to the contrary set forth herein, any Holder may pledge the shares of Class A Stock belonging to such Holder to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such pledgee does not have the power to vote such shares and such shares remain subject to the provisions of this Section. In the event of foreclosure or other similar action by the pledgee, such shares, at midnight on the thirtieth day after delivery of notice by the Corporation to the pledgor of such foreclosure or other similar action (for purposes of this paragraph (3) the “Conversion Time”), shall be automatically converted, without further act on anyone’s part, into an equal number of shares of Common Stock and the stock certificates formerly representing such shares of Class A Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; provided, however, that such automatic conversion of such shares of Class A Stock shall not occur if, prior to the Conversion Time, (x) such pledged shares of Class A Stock are transferred to a Permitted Transferee of the pledgor or (y) such foreclosure or other similar action is cancelled or annulled so that the pledgor retains the right to vote such shares.

(4) A good faith determination by the Board of Directors of the Corporation (x) that a transferee of shares of Class A Stock is or is not a Permitted Transferee of the transferor of such shares to such transferee on the date of Transfer, or (y) that, by reason of any change in the direct or indirect control of such transferee subsequent to such Transfer, such person would have or have not qualified at the time of the Transfer of the Class A Stock to such person as a Permitted Transferee shall be conclusive and binding upon all the stockholders of the Corporation.

(5) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class A Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

Each certificate representing shares of Class A Stock shall be endorsed with a legend that states that shares of Class A Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in this Second Restated Certificate of Incorporation of the Corporation.

(6) This Section 2(e) may not be amended without the affirmative vote of holders of the majority of the shares of the Class A Stock, the affirmative vote of holders of the majority of the shares of the Class B Stock and the affirmative vote of holders of the majority of the shares of the Common Stock, each voting separately as a class.

(f)	Conversion Procedures.

(1) Each conversion of shares pursuant to Section 2(d) hereof will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Class A Stock, in the case of conversion pursuant to Section 2(d)(2), or of the Class B Stock, in the case of conversion pursuant to Section 2(d)(3), at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder’s instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any Class A Stock, in the case of conversion pursuant to Section 2(d)(2) which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

(2) The issuance of certificates upon conversion of shares pursuant to Section 2(d) hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

(3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock and the Class B Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding Class A Stock and the Class B Stock.

(4) Shares of the Class A Stock and Class B Stock surrendered for conversion as above provided or otherwise acquired by the Corporation shall be canceled according to law and shall not be reissued.

(5) All shares of Common Stock which may be issued upon conversion of shares of Class A Stock and Class B Stock will, upon issue, be fully paid and nonassessable.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) and not more than seventeen (17) directors, the exact number of which shall be fixed from time to time by the Board of Directors.

A director shall hold office until the next occurring annual meeting of stockholders following his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death or incapacity, resignation, retirement, disqualification or removal from office.

The directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Second Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

Subject to the terms of any one or more classes or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office until the next occurring annual meeting of stockholders following appointment and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any alteration, amendment or repeal of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The By-Laws of the Corporation may be altered, amended or repealed in whole or in part, or new By-Laws may be adopted, by the stockholders or by the affirmative vote of the directors of the Corporation. As used in this Second Restated Certificate of Incorporation, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

NINTH: Special meetings of stockholders may be called by any of (i) the Chairman of the Board of Directors, (ii) the President, (iii) any Vice President, (iv) the Secretary, or (v) any Assistant Secretary, and shall be called by any such officer at the request in writing of a majority of the entire Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote.

TENTH: The Corporation elects not to be governed by Section 203 of the GCL.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation, and all rights conferred upon stockholders hereby are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be executed on its behalf this day          of February, 2009.

IDT CORPORATION

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